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Exhibit 5.1

Consent of Independent Chartered Professional Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Suncor Energy Inc. of our report dated March 1, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Suncor Energy Inc.'s Annual Report on 40-F for the year ended December 31, 2017. We also consent to the reference to us under the heading "Auditor" in the prospectus contained in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta, Canada
May 31, 2018

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  Exhibit 5.1
Consent of Independent Chartered Professional Accountants